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                                                                     Exhibit 3.2


                                     BY-LAWS

                                       OF

                            TRIDENT ROWAN GROUP, INC.
                             a Maryland corporation
                               (the "Corporation")


                                    ARTICLE I

                                     OFFICES

     Section 1.01. REGISTERED OFFICE. The registered office of the Corporation in the State of Maryland shall be in the City of Baltimore, State of Maryland, and the name of the resident agent in charge thereof is The Corporation Trust Incorporated.

     Section 1.02. OTHER OFFICES. The Corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 2.01. GENERAL. All meetings of the stockholders shall be held at such place either within or without the State of Maryland as the Board of Directors shall determine prior to the mailing of the notice of such meeting.

     Section 2.02. ANNUAL MEETING. The annual meeting of stockholders of the Company, for the election of directors and for the transaction of any other business which may properly be transacted at the annual meeting, shall be held at such hour on such day and at such place within or without the State of Maryland as may be fixed by the Board of Directors.

     Section 2.03. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning a majority of the Common Stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.



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     Section 2.04. NOTICE AND PURPOSE OF MEETINGS. Notice of the time and place and the purpose or purposes of each meeting of stockholders shall be given by the Secretary or an Assistant Secretary by mail not less than ten days (unless a longer period shall be required by statute) nor more than sixty days before the meeting to each stockholder of record entitled to vote at such meeting. Such notice shall be directed to each stockholder at his address as it appears on the stock register of the Corporation unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed or transmitted to the address designated in such request. Such further notice shall be given as may be required by law. Except as otherwise expressly provided by statute, no notice of a meeting of stockholders shall be required to be given to any stockholder who shall, in person or by attorney thereunto authorized, waive such notice in writing or by facsimile, telegraph, cable or radio either before or after such meeting or is present at the meeting in person or by proxy. Except where otherwise required by law, notice of any adjourned meeting of stockholders shall not be required to be given.

     Section 2.05. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these By-Laws. If, however, such quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 2.06. VOTING. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, at every meeting of stockholders each stockholder of the Corporation entitled to vote at such meeting shall have one vote for each share of stock having voting rights held by him and registered in his name on the books of the Corporation at the record date fixed or otherwise determined for such meeting. Any vote may be given by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing subscribed by such stockholder or by his attorney thereunto authorized and delivered to the Secretary of the meeting; provided, however, that no proxy shall be voted on after three years from its date unless said proxy provides for a longer period. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, or in electing directors, all matters coming before any meeting of stockholders shall be decided by a majority vote of the stockholders entitled to vote thereat, a quorum being present.

     Section 2.07. LIST OF STOCKHOLDERS. A complete list of the stockholders entitled to vote at each meeting of stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary or other officer of the Corporation having charge of the stock ledger. Such list shall

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be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of said meeting during the whole time thereof, and shall be subject to the inspection of any stockholder who may be present.

         Section 2.08.  NOTICE OF STOCKHOLDER BUSINESS.

     (a) At an annual meeting of the stockholders only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in these By-laws, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in these By-laws.

     (b) For business to be properly brought before an annual meeting by a stockholder pursuant to clause Section 2.08(a) of these By-laws, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive office of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owners, if any, on whose behalf the proposal is made and (iv) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.

     (c) Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in these By-laws. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of these By-laws, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in these By-laws.

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                                   ARTICLE III

                                    DIRECTORS

     Section 3.01. POWERS. The property and business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

         Section 3.02.  NUMBER; TERM; NOMINATIONS; QUALIFICATIONS.

     (a) The number of directors which shall constitute the whole Board shall be not less than one nor more than eleven, so long as Finprogetti S.p.A. shall not have sold to Tamarix Investors LDC 1,635,000 Shares of Common Stock of the Corporation pursuant to a certain stock purchase agreement dated 7 March 1997, and shall be reduced to ten immediately after Finprogetti shall have sold to Tamarix all of such Shares of Common Stock pursuant to the stock purchase agreement. Any director may resign at any time by giving written notice to the Corporation; such resignation shall take effect immediately upon receipt by the Corporation if no time is specified therein, or at such later time as such director may specify. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.03.

     (b) Each director shall be elected to serve for a three year term, and until his successor shall be elected and qualified or until his earlier resignation or removal. The terms of the directors shall be staggered, so that the terms of approximately one-third of the directors (depending on the total number of directors) shall end each year. The institution of these staggered terms shall be implemented gradually commencing in 1997: four directors shall be elected in 1997 and shall serve until the annual meeting of stockholders in 1998 (the "1998 class year"), four directors shall be elected in 1997 and shall serve until the annual meeting of stockholders in 1999 (the "1999 class year"), and three directors shall be elected in 1997 and shall serve until the annual meeting of stockholders in 2000 (the "2000 class year.")

     (c) So long as Tamarix Investors LDC shall own one million or more Shares of Common Stock of the Corporation, it shall have the power to nominate a director who, if elected, shall be the Chairman of the Board and who shall serve in the 1998 class year, a director who shall serve in the 1999 class year, and a director who shall serve in the 2000 class year. So long as Tamarix Investors LDC shall own at least 500,000, but not more than 999,999, Shares of Common Stock of the Corporation, it shall have the power to nominate a director who, if elected, shall be the Chairman of the Board and who shall serve in the 1998 class year, and a director who, if elected, shall serve in the 1999 class year. So long as Tamarix Investors LDC shall own at least 300,000, but not more than 499,999, Shares of Common Stock of the Corporation, it shall have the power to nominate a director who, if elected, shall serve in the 1998 Class Year. Upon any change in its shareholdings which reduces the number of directors which it has the power to nominate, all of the

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directors whom it nominated shall resign, and Tamarix Investors LDC shall have the power to nominate the number of directors to each of the class years as provided above, in order to insure that the directors whom it has nominated are in class years which it deems appropriate.

     (d) The Board shall include no fewer than three independent directors, who shall be persons of good character who are experienced in business matters and who are reasonably acceptable to Tamarix Investors LDC. An "independent director" shall be defined as a person who is not employed by the Company or nominated by Tamarix Investors LDC to serve as a director.

     (e) Only persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in these By-laws, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in these By-laws.

     (f) Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than 60 days nor more than 90 days prior the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made, and
(ii) in the case of a special meeting at which directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement, as a nominee and to serving as a director if elected); (ii) as to the stockholder giving the notice (a) the name and address, as they appear on the Corporation's books, of such stockholder and (b) the class and number of shares of the Corporation which are beneficially owned by such stockholder and also which are owned of record by such stockholder; and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, (a) the name and address of such person and (b) the class and number of shares of the Corporation which are beneficially owned by such person. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.


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     (g) No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in these By-laws. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare in the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of these By-laws, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in these By-laws.

     Section 3.03. VACANCIES. If any vacancies occur in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any directors or otherwise, or any new directorship is created by any increase in the authorized number of directors, a majority of the directors then in each office, though less than a quorum, or the remaining sole director may reduce the size of the Board as provided in Section 3.02 or choose a successor or successors, or fill the newly created directorship, and director so chosen shall hold office until the next annual election of directors and until his successor shall be duly elected and qualified or until his earlier resignation or removal.

     Section 3.04. MEETINGS. Meetings of the Board of Directors shall be held at such place within or without the State of Maryland as may from time to time be fixed by resolution of the stockholders or Board of Directors, or as may be specified in the notice of the meeting. Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by resolution of the Board of Directors, and special meetings shall be called by the Secretary pursuant to order of the President or any three directors whenever in their judgment it may be necessary, by notice duly served on or given by the Secretary to each director not less than three days before such meeting. Such notice shall be given personally or by telephone or facsimile transmission at least two days before the date of the meeting. Each newly elected Board of Directors shall meet and organize at the place of the meeting of the stockholders on the same date as the annual meeting of the stockholders at which such Board of Directors was elected and as soon as reasonably practicable after the adjournment of such annual meeting of the stockholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as herein provided for special meetings of the Board of Directors or as shall be specified in a written waiver signed by all of the directors. Notice need not be given of regular meetings of the Board of Directors held at the time and place fixed by resolution of the Board of Directors. Meetings may be held at any time without notice if all the directors are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing.

     Section 3.05. QUORUM; VOTING. At all meetings of the Board the presence of a majority of the directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business. The act of a majority of the directors shall be the act of the Board of Directors if such act was taken at a meeting at which there is a quorum, except as may be otherwise specifically

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provided by statute or by the Certificate of Incorporation or these By-Laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 3.06.  COMMITTEES; EXECUTIVE COMMITTEE.

     (a) The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions and subject to any restrictions imposed by applicable law, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless otherwise provided in the resolution of the Board of Directors designating a committee, each committee shall have the power to adopt rules and regulations for the calling and holding of meetings, and in the absence of the adoption of such rules and regulations the provisions of these By-Laws relating to the calling and holding of meetings of the Board of Directors shall apply. Unless otherwise provided in the resolution of the Board of Directors designating a committee, each committee may select a Chairman and a majority of a committee shall constitute a quorum. A committee shall keep minutes of its meetings. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to discharge any such committee.

     (b) The Board of Directors shall designate a five-member Executive Committee of the Board of Directors, which shall include the Chairman of the Board of Directors or a director whom he designates, and who was nominated by Tamarix Investors LDC to serve as a director, the Chief Executive Officer (if he is a director), one director nominated by Tamarix Investors LDC, one independent director, and one director other than the foregoing persons who lives and is employed in Italy, and which shall have the power to take the following actions among others: to direct the day-to-day business activities of the Corporation which are within budget and operating guidelines prescribed by the Board of Directors and which are not matters which require action by the stockholders of the Corporation.

     Section 3.07. REMOVAL OF DIRECTORS. At any special meeting of the stockholders, duly called, as provided in these By-Laws, any director or directors, by the affirmative vote of the holders of not less than a majority of all shares of stock outstanding and entitled to vote for the election of directors, may be removed from office with cause and his successor or their successors may be elected at such meeting; or the remaining directors may, to the extent vacancies are not filled by such election, fill any vacancy or vacancies created by such removal. At any meetings of the Board of Directors any director or directors, by the vote of a majority of the Board of Directors, may be removed from office for cause and his successor or their successors elected pursuant to the provisions of Sections 3.02 and 3.03 of these By-Laws. If a director nominated by Tamarix Investors LDC shall be removed, Tamarix Investors LDC shall have the power to nominate a successor director.


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         Section 3.08. INTERESTED DIRECTORS. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved or ratified in good faith by vote of the stockholders, the interested director or officer and the organization in which he is interested abstaining or voting with the majority of the other shareholders who shall vote. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     Section 3.09. INFORMAL ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of the committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

     Section 3.10. MEETINGS VIA CONFERENCE TELEPHONE. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or a committee by means of a conference telephone or similar communications equipment in which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

     Section 3.11. COMPENSATION OF DIRECTORS. Directors who are not salaried officers or salaried employees of the Corporation shall be entitled to receive such compensation for their services as may from time to time be determined by resolution of the Board of Directors, and all directors shall be entitled to reimbursement of their reasonable expenses of attendance at each regular or special meeting of the Board. Like compensation may be allowed by the Board of Directors for attendance at committee meetings. Nothing herein contained shall be construed to preclude any Director from serving the Corporation as a salaried officer or salaried employee, or from rendering advice or services to the Corporation in any other capacity, and receiving remuneration therefor.


                                   ARTICLE IV

                                    OFFICERS

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     Section 4.01. NUMBER. The officers of the Corporation shall be chosen by the directors and shall be a President, a Secretary and a Treasurer, and, in the discretion of the Board of Directors, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. More than one office may be held by the same person. The Board may also elect other officers with such titles, powers and duties as the Board shall designate.

     Section 4.02. TERM AND REMOVAL. Each officer of the Corporation shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors. Any officer may resign at any time by giving written notice to the Corporation; such resignation shall take effect immediately upon receipt by the Corporation if no time is specified therein, or at such later time as such officer may specify. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

     Section 4.03. POWERS AND DUTIES. The officers of the Corporation shall each have such powers and duties as may be prescribed by statute, the Corporation's Certificate of Incorporation or these By-Laws or, if not so prescribed, as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors.

     Section 4.04. VOTING CORPORATION'S SECURITIES. Unless otherwise ordered by the Board of Directors, the President or, in the event of his absence or inability to act, any Vice President, shall each have full power and authority on behalf of the Corporation to attend and to act and to vote, in person or by proxy, at any meetings of security holders of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the Corporation might have possessed and exercised if present. Such rights and powers shall include the right to waive notice of meetings and to consent to action taken without a meeting. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

     Section 4.05. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall be a director and shall preside at meetings of the Board of Directors and of the Executive Committee.

     Section 4.06. PRESIDENT. The President shall be the chief executive officer of the Company. The President shall have such powers and perform such duties as the Board of Directors, the Executive Committee, or relevant statutes may from time to time prescribe. In the absence or inability to act of the Chairman of the Board, unless the Board shall otherwise provide, the President shall perform all the duties and may exercise any of the powers of the Chairman of the Board, subject to the control of the Board of Directors.

     Section 4.07. VICE PRESIDENTS. Each Vice President shall have such powers and perform such duties as the Board of Directors or the Chairman of the Board or the President may from time

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to time prescribe. In the absence or inability to act of the President, unless the Board of Directors shall otherwise provide, the Vice President who has served in that capacity for the longest time and who shall be present and able to act, shall perform all the duties and may exercise any of the powers of the President. The performance of any duty by a Vice President shall, in respect of any other person dealing with the Company, be conclusive evidence of such Vice President's power to act.

     Section 4.08. TREASURER. The Treasurer shall have charge of all funds and securities of the Company, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the Company in such banks or depositories as the Board of Directors may authorize. The Treasurer may endorse all commercial documents requiring endorsements for or on behalf of the Company and may sign all receipts and vouchers for payments made to the Company. The Treasurer shall have all such further powers and duties as generally are incident to the position of Treasurer or as may be assigned to the Treasurer by the Chairman of the Board, President, any Vice President or the Board of Directors.

     Section 4.09. SECRETARY. The Secretary shall record all proceedings of meetings of the stockholders and directors in a book kept for that purpose and shall file in such book all written consents of directors to any action taken without a meeting. The Secretary shall attend to the giving and serving of all notices of the Company. The Secretary shall have custody of the seal of the Company and shall attest the same by signature whenever required. The Secretary shall have charge of the stock ledger and such other books and papers as the Board of Directors may direct, but may delegate responsibility for maintaining the stock ledger to any transfer agent appointed by the Board. The Secretary shall have all such further powers and duties as generally are incident to the position of Secretary or as may be assigned to the Secretary by the Chairman of the Board, the President, any Vice President or the Board of Directors.

     Section 4.10. ASSISTANT TREASURERS. In the absence or inability to act of the Treasurer, any Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer. The performance of any such duty shall, in respect of any other person dealing with the Company, be conclusive evidence of such Assistant Treasurer's power to act. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may assign to such person.

     Section 4.11. ASSISTANT SECRETARIES. In the absence or inability to act of the Secretary, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall, in respect of any other person dealing with the Company, be conclusive evidence of such Assistant Secretary's power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to such person.

     Section 4.12. DELEGATION OF DUTIES. In case of the absence of any officer of the Company, or for any other reason that the Board may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.



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                                    ARTICLE V

                              CERTIFICATES OF STOCK

     Section 5.01. FORM. The interest of each stockholder shall be evidenced by a certificate or certificates for shares of stock of the Corporation in such form as the Board of Directors may from time to time prescribe. The certificates of stock shall be signed by the President, or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and sealed with the seal of the Corporation, which may be a facsimile, engraved, imprinted or affixed. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be an officer, the transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar had not ceased to be such at the time of its issue.

     Section 5.02. LOST, STOLEN OR DESTROYED CERTIFICATES. No certificates for shares of stock of the Corporation shall be issued in place of any certificates alleged to have been lost, stolen or destroyed except upon production of such evidence of the loss, theft or destruction and upon indemnification of the Corporation and its agents to such extent and in such manner as the Board of Directors from time to time may prescribe.

     Section 5.03. TRANSFERS. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized, and on surrender of the certificate or certificates for such shares properly endorsed. The Board of Directors from time to time may make such additional rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

         Section 5.04.  FIXING RECORD DATE.

     (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action. Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express consent or dissent to corporate action in writing without a meeting, or to receive payment of such dividend or other distribution, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date so fixed.

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     (b) If no record date is fixed by the Board of Directors, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed, and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 5.05. HOLDER OF RECORD. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

     Section 5.06. EXAMINATION OF BOOKS BY STOCKHOLDERS. The Board shall have the power to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books and documents of the Corporation, or any of them, shall be open to the inspection of the stockholders; and, except as otherwise provided by law or determined by the Board of Directors, no stockholder shall otherwise have any right to inspect any account or book or document of the Corporation.


                                   ARTICLE VI

                               GENERAL PROVISIONS

     Section 6.01. DIVIDENDS. Dividends upon the stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         Section 6.02. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors from time to time may designate. Such signing may be in facsimile if so authorized by the Board of Directors.

     Section 6.03. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal, Maryland." Said seal

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may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                   ARTICLE VII

                                   AMENDMENTS

         Section 7.01.  AMENDMENTS.

     (a) Except as hereinafter provided, these By-Laws, or any of them or any additional or amended By-Law, may be altered or repealed and new By-Laws may be adopted at any regular meeting of the Board of Directors without notice, or at any special meeting, the notice of which shall set forth the terms of the proposed amendment, by the vote of a majority of the entire Board of Directors.

     (b) This Section 7.01, relating to amendments, may, however, be amended only at a regular meeting of stockholders without notice, or at a special meeting of stockholders the notice of which shall set forth the terms of the proposed amendment, in either case by the vote of a majority of the votes entitled to be cast in the aggregate by all stockholders present in person or by proxy at such meeting.

     (c) The Board of Directors shall not exercise its power under Section 7.01(a) hereof to vote to amend these By-Laws in whole or in part, without the written consent of Tamarix Investors LDC, subject to requirements of applicable law so long as Tamarix Investors LDC shall own at least 7.5% of the issued and outstanding shares of Common Stock of the Corporation.



                                  ARTICLE VIII

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS


         Section 8.01      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     (a) The provisions of Section 2-418 of the Maryland General Corporation Law, as in effect from time to time, and any successor thereto, are hereby incorporated by reference in these By-laws and the Corporation shall provide indemnification to its directors and officers to the maximum extent required or permitted thereunder.

                  (b) The Corporation shall indemnify any person made or threatened to be made a party to an action, suit or proceeding, whether, civil, criminal, administrative or investigative, by

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reason of the fact that such person, at the request of the Corporation, is or was a director or officer of another corporation, against the liabilities, costs and expenses of every kind actually and reasonably incurred by him as a result of such action, suit or proceeding, or any threat thereof or any appeal thereon, to the full extent required or permitted under applicable common or statutory law, state or federal. The foregoing indemnity shall not be exclusive of other rights to which such person may be entitled.